UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: January 11, 2013

AMR CORPORATION _
(Exact name of registrant as specified in its charter)

Delaware 1-8400 75-1825172 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Restructuring of Agreements with The Boeing Company

American Airlines, Inc. (American), a wholly owned subsidiary of AMR Corporation, entered into an agreement on January 11, 2013 (the Restructuring Agreement) with The Boeing Company (Boeing) that provides for the assumption and restructuring of certain existing aircraft purchase agreements between Boeing and American, the entering into of a definitive purchase agreement with respect to Boeing 737 MAX aircraft (the MAX aircraft), certain financing commitments for Boeing Model 787-8 and 787-9 aircraft (the 787 aircraft) and certain Boeing Model 737-8 aircraft (the 737 aircraft), the assumption of certain other aircraft spare parts, support and services agreements, and a comprehensive settlement of the relationship among American and its affiliates and Boeing and certain affiliates of Boeing, including all claims asserted by Boeing and such affiliates in the Pending Cases (as defined below), with certain limited exceptions.

The Restructuring Agreement is subject to certain contingencies, including approval of the United States Bankruptcy Court for the Southern District of New York (the Court), in the pending cases styled “In re AMR Corporation, et al”, filed November 29, 2011, case no. 11-15643(SHL) (Jointly Administered) (the Pending Cases). A motion has been filed with the Court seeking approval of the Restructuring Agreement and is scheduled for hearing on January 23, 2013.

Restructuring of Aircraft Purchase Agreements. Under the Restructuring Agreement, American will assume and amend the following aircraft purchase agreements with Boeing (the Restructured Aircraft Purchase Agreements):

•	Purchase Agreement No. 1977 dated October 31, 1997, relating to Boeing Model 737‑8 aircraft, as previously amended and supplemented;

•	Purchase Agreement No. 1980 dated October 31, 1997, relating to Boeing Model 777 aircraft, as amended and supplemented; and

•	Purchase Agreement No. 3219 dated October 15, 2008, relating to Boeing Model 787‑9 aircraft, as amended and supplemented.

The Restructured Aircraft Purchase Agreements will provide for certain concessions and savings to American in connection with the acquisition by American of the 737 aircraft, the 787 aircraft and aircraft spare parts. The Restructured Aircraft Purchase Agreements will also provide for the substitution of up to 20 787-8 aircraft for 787-9 aircraft, an accelerated delivery schedule for the 787 aircraft with deliveries scheduled to commence in November 2014 and to continue in each calendar year through September 2018, and the confirmation of the purchase of the Boeing 787 aircraft, which previously had been subject to certain reconfirmation rights.

Under the Restructured Aircraft Purchase Agreements, as of January 31, 2013, American will have firm aircraft orders for 111 737 aircraft, 18 777 aircraft and 42 787 aircraft, with the option to purchase 40 737 aircraft, 13 777 aircraft and 58 787 aircraft.

MAX Aircraft Purchase Agreement. The Restructuring Agreement further provides that, upon approval by the Court, American will enter into a definitive purchase agreement (the MAX purchase agreement) pursuant to which American will acquire 100 MAX aircraft, equipped with new, more fuel efficient engines. The MAX purchase agreement will constitute the definitive purchase agreement contemplated by and will supersede the agreement entered into by American and Boeing on July 19, 2011 (the 2011 MAX order) that provided for the commitment of American to purchase such MAX aircraft (referred to in the 2011 MAX order as 737RE aircraft). The 2011 MAX order was subject to a number of contingencies, including the parties entering into a definitive purchase agreement and Boeing's approval of the launch of the Boeing 737 re-engined aircraft program, which was approved in August 2011. Under the MAX purchase agreement, the MAX aircraft are scheduled to be delivered in each of the years 2018 through 2022. In addition, under the MAX purchase agreement, American will have the option to purchase 60 additional MAX aircraft in the years 2022-2025.

Assumption of Remaining Aircraft Purchase Agreements. Further, American will assume without amendment aircraft purchase agreements with respect to the following types of aircraft currently operated by American and under which there remain no further aircraft to be acquired by American:

•	Boeing Model 757‑223 aircraft;

•	Boeing Model 757 aircraft;

•	Boeing Model 767 aircraft;

•	McDonnell Douglas Model MD82 and related model aircraft; and

•	McDonnell Douglas Model MD83 and related model aircraft.

Assumption of Related Agreements. Under the Restructuring Agreement, American and its affiliates will assume certain other aircraft related agreements with Boeing and its affiliates pursuant to which American acquires spare parts, after-market services, software and related support services in connection with operation of the Boeing aircraft. Agreements pursuant to which Boeing agreed to provide financing of certain aircraft also will be assumed.

Settlement of Bankruptcy Claims. As part of the Restructuring Agreement, American and its affiliates and Boeing and its affiliates have agreed to resolve and release all claims between them in connection with the foregoing assumed agreements that arise out of facts and circumstances occurring on or prior to the filing of the Pending Cases, with limited exceptions, such as third party indemnification claims, warranty claims and claims related to any aircraft lease or financing agreements. Subject to payment by American of certain cure amounts in connection with the assumption of the assumed agreements, Boeing and its affiliates will release and withdraw all claims filed against American and its affiliates in the Pending Cases with the exception of certain allowed unsecured claims specified in the Restructuring Agreements and any claims in connection with any aircraft lease or financing agreements.

Amendment of Agreement with Airbus S.A.S.

American also, on January 11, 2013, entered into an amendment to the A320 Family Aircraft Purchase Agreement with Airbus S.A.S. (Airbus), dated July 20, 2011 (the Airbus Amendment) specifying the scheduled delivery months of certain aircraft and revising the date by which American must notify Airbus of the engine selection of certain aircraft types. The Airbus Amendment will become effective on the date the Court enters an order approving assumption of the A320 Family Purchase Agreement. Agreements pursuant to which Airbus agreed to providing financing for the purchase of certain aircraft also will be assumed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: January 14, 2013